UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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SCYNEXIS, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCYNEXIS, INC.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of SCYNEXIS, Inc., a Delaware corporation. The meeting will be held on July 2, 2020, at 9:30 a.m., Eastern time. The annual meeting will be a completely virtual meeting of stockholders. Instructions on how to participate in the annual meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/SCYX2020. The annual meeting will be held for the following purposes:
1.	To elect the SCYNEXIS Board of Directors’ seven nominees as directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for the fiscal year ending December 31, 2020.

3.	To vote, on an advisory basis, on the compensation paid to SCYNEXIS’s named executive officers.
4.	To vote, on an advisory basis, on the frequency of future advisory voting on the compensation paid to SCYNEXIS’s named executive officers.
5.	To amend SCYNEXIS’s Amended and Restated Certificate of Incorporation, as amended, to add a federal forum selection provision.
6.	To amend SCYNEXIS’s Amended and Restated Certificate of Incorporation, as amended, to implement a reverse stock split.
7.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The record date for the annual meeting was May 12, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
You will only be able to attend the virtual annual meeting by using your 16-digit control number provided on the proxy card or voter instruction form to enter the annual meeting. Therefore, it is important to retain your copy of your proxy card or voter instruction form you receive to enable you to gain access to the virtual annual meeting.
Whether or not you are able to attend the annual meeting, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 2, 2020, at 9:30 a.m. at www.virtualshareholdermeeting.com/SCYX2020.
The proxy statement and annual report to stockholders are available at www.proxyvote.com
The Board of Directors recommends that you vote FOR each of the SCYNEXIS Board of Directors’ seven nominees as directors as set forth in Proposal 1, FOR each of Proposals 2, 3, 5 and 6, and for ONE YEAR in Proposal 4, in each case as identified above.
By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick Corporate Secretary and General Counsel Jersey City, New Jersey
May 29, 2020
You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote over the telephone or on the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote at the meeting if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should contact that record holder for instructions on how to vote your shares.

SCYNEXIS, Inc.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

JULY 2, 2020
Meeting Agenda
Proposal No.	Proposal	Page Number	Board Vote Recommendation
1	Election of the SCYNEXIS Board of Directors’ seven nominees as directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified	7	For each SCYNEXIS director nominee

2	Ratification of the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2020	15	For

3	Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	17	For

4	Advisory approval of the frequency of advisory votes on the compensation of our named executive officers as disclosed in this proxy statement	18	One Year

5	Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to add a federal forum selection provision	19	For

6	Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to implement a 1-for-10 reverse stock split of our common stock and decrease the number of authorized shares	20	For

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. The Annual Meeting will be held on Thursday, July 2, 2020, at 9:30 a.m., Eastern time. We will be hosting the Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2020. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about June 1, 2020, to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, July 2, 2020, at 9:30 a.m., Eastern time. Information on how to vote in person at the Annual Meeting is discussed below. We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2020. The Annual Meeting webcast will begin promptly at 9:30 a.m., Eastern time. We expect online check-in to begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.
A list of SCYNEXIS stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (201) 884-5485 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
What do I need in order to be able to participate in the Annual Meeting?
You will need the 16-digit control number included on your proxy card or voting instruction form or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SCYX2020. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Why is the Annual Meeting be held as a virtual annual meeting?
Due to concerns regarding the coronavirus outbreak (“COVID-19”) and to assist in protecting the health and well-being of our stockholders and employees, this year’s Annual Meeting of stockholders of SCYNEXIS will be held virtually via the Internet. Stockholders will be able to listen and vote and submit questions regardless of location via the Internet at www.virtualshareholdermeeting.com/SCYX2020 by using the 16-digit control number included on your proxy card or voter instruction form and the instructions that accompanied your proxy materials. We designed the format of the Annual Meeting to ensure that our stockholders who attend the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 12, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 98,811,797 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on May 12, 2020, your shares were registered directly in your name with SCYNEXIS’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 12, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, if you wish to vote your shares at the Annual Meeting please contact your broker, bank or other agent for instructions on how to vote your shares.
What am I voting on?
There are six matters scheduled for a vote:
•	Election of our Board of Directors’ seven nominees as directors to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified;
•
Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2020;

•	Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement;
•	Advisory approval of the frequency of advisory votes on the compensation of our named executive officers as disclosed in this proxy statement;
•	Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to add a federal forum selection provision; and
•
Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to implement a 1-for-10 reverse stock split of our common stock and decrease the number of authorized shares.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, other than Proposal 4, you may vote “For” or “Against” or abstain from voting. For Proposal 4 (advisory approval of the frequency of advisory votes on the compensation of our named executive officers), you may vote for “ONE YEAR”, “TWO YEARS” or “THREE YEARS”, or abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares at the Annual Meeting. If you do not wish to vote your shares at the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy, by telephone or over the internet. To vote by proxy on the internet, go to www.proxyvote.com to complete an electronic proxy card. To vote by proxy by telephone, dial 1-800-690-6903, the toll-free number shown on the proxy card, and follow the recorded instructions. Alternatively, you may complete, sign and return the proxy card using the enclosed envelope provided with the proxy card. If you vote by proxy over the phone or the internet, you will be asked to provide the control number from the proxy card. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on July 1, 2020, to be counted.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Agent
If you are a beneficial owner of shares held in street name, you should have received a voting instruction form from the broker, bank or other nominee that is the record owner of your shares rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, if your broker provides telephone or internet voting, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Annual Meeting, follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization for instructions on how to vote your shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of May 12, 2020.
What happens if I do not vote?
Stockholder of Record; Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3, and 4 without your instructions, but may vote your shares on Proposal 2. With respect to Proposals 5 and 6, we have not been advised as to whether the NYSE will deem these proposals as “routine” or “non-routine”; however, we believe that the NYSE will deem Proposal 5 (approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to add a federal forum selection provision) a “non-routine” matter, and Proposal 6 (approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock) a “routine” matter. Since we have not been advised as to how the NYSE will designate these provisions, we recommend that stockholders cast their votes by proxy to ensure that their shares are voted in the manner they wish.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the election of all our seven nominees for director, “For” the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS for its fiscal year ending December 31, 2020, “For” each of the other proposals (other than Proposal 4, the advisory approval of the frequency of advisory votes on the compensation of our named executive officers as disclosed in this proxy statement), and for “One Year” for Proposal 4. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment, if permitted under SEC rules.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after submitting my proxy?
Stockholder of Record; Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may vote again by telephone or over the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.
•	You may attend the Annual Meeting and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 1, 2021, to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302; provided, however, that if our 2021 annual meeting of stockholders is held before June 2, 2021, or after August 1, 2021, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2021 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information in writing to our Corporate Secretary at the address above by not later than April 3, 2021, nor earlier than the close of business on March 4, 2021, except that if our 2021 annual meeting of stockholders is held before June 2, 2021, or after August 1, 2021, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count: with respect to the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to other proposals other than Proposal 4 (advisory approval of the frequency of advisory votes on the compensation of our named executive officers), votes “For,” “Against,” abstentions and, if applicable, broker non-votes; and with respect to Proposal 4, “One Year”, “Two Years”, “Three Years”, abstentions and broker non-votes. The effect of abstentions and broker non-votes, if any, on whether a proposal is approved is set forth under “How many votes are needed to approve each proposal?” below.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Seven nominees receiving the most “For” votes	Withheld votes will have no effect	None

2
Ratification of the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of SCYNEXIS, Inc. for its fiscal year ending December 31, 2020
		“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

3	Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

4	Advisory approval of the frequency of advisory votes on the compensation of our named executive officers as disclosed in this proxy statement	The frequency receiving votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Will reduce the likelihood of any frequency receiving the requisite vote to approve a frequency	None

5	Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to add a federal forum selection provision	“For” votes from the holders of a majority of shares outstanding	Against	Against

6
Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to implement a 1-for-10 reverse stock split of our common stock and decrease the number of authorized shares
		“For” votes from the holders of a majority of shares outstanding	Against	Against

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On the record date, there were 98,811,797 shares outstanding and entitled to vote. Thus the holders of 49,405,899 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of the shares present in person at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce the preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS
SCYNEXIS’s Board of Directors (the “Board”) is elected annually at each annual meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the year, and until the director’s successor is duly elected and qualified. This includes vacancies created by an increase in the number of directors.
The Board currently has seven members, all of whose terms of office expire at the Annual Meeting. Our Nominating and Corporate Governance Committee recommended, and our Board approved, the nomination of seven nominees for election at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named. All of our nominees were elected by our stockholders at our 2019 annual meeting of stockholders, with the exception of Philippe Tinmouth, who was elected by the Board to fill the vacancy created when the Board expanded to seven members in December 2019. Mr. Tinmouth was recommended to our Board by a third-party search firm.
Our seven nominees, their ages as of April 1, 2020, and their principal occupation and position currently held with SCYNEXIS, are as follows:
Name	Age	Position Held With SCYNEXIS
Armando Anido	62	Director
Steven C. Gilman, Ph.D.	67	Director
Ann F. Hanham, Ph.D.	67	Director
David Hastings	58	Director
Guy Macdonald	61	Chairman of the Board, Director
Marco Taglietti, M.D.	60	Chief Executive Officer, President and Director
Philippe Tinmouth	56	Director
If elected at the Annual Meeting, each of these nominees would be elected and qualified to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is SCYNEXIS’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our current directors attended the 2019 annual meeting of stockholders, with the exception of Philippe Tinmouth who was elected to the Board in December 2019.
Directors are elected by a plurality of the votes of the holders of shares present in person or by proxy and entitled to vote on the election of directors. Unless marked otherwise we will vote proxies returned to us for the nominees named above. The seven nominees receiving the highest number of affirmative votes will be elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by SCYNEXIS. Each person nominated for election has agreed to serve if elected. SCYNEXIS’s management has no reason to believe that any nominee will be unable to serve.
This Proposal 1 is to elect our seven nominees nominated as directors. The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills of each director, including those that led to the Nominating and Corporate Governance Committee and the Board’s conclusion that the director should continue to serve as a director of SCYNEXIS.
Armando Anido joined our Board on January 21, 2019. Mr. Anido has served as Chairman of the board of directors and Chief Executive Officer of Zynerba Pharmaceuticals (Nasdaq: ZYNE), a publicly-traded biopharmaceutical company, since October 2014. Mr. Anido has more than 30 years of executive, operational and commercial leadership experience in the biopharmaceutical industry. Prior to Zynerba, Mr. Anido served as CEO of two publicly traded companies. Most recently, he was the CEO and a director of NuPathe Inc., a publicly-traded pharmaceutical company, which was acquired by Teva Pharmaceuticals in February 2014. At NuPathe, he led the company through FDA approval of its lead product, Zecuity®, the first transdermal patch for migraine, to pre-launch before the company's acquisition by Teva. Prior to NuPathe he served as President, CEO and a director of Auxilium Pharmaceuticals, a specialty pharmaceutical company acquired by Endo

Pharmaceuticals, Inc. in January 2015. Prior to Auxilium, Mr. Anido served as Executive Vice President, Sales and Marketing, at MedImmune, and prior to that, in senior sales and marketing positions at GlaxoWellcome and Lederle Laboratories. At Lederle, he was Vice President, Anti-Infectives, responsible for the commercialization of the anti-bacterials, Suprax and Zosyn. He is currently a member of the Board of Directors of AURIS Medical Holding AG, and he previously was a member of the Board of Directors of Life Science PA, of Adolor Corporation until it was sold to Cubist Pharmaceuticals in December 2011, and of Aviragen Therapeutics, Inc. Mr. Anido earned a BS in Pharmacy and an MBA from West Virginia University. Because of Mr. Anido’s extensive executive, operational, and commercial leadership in the biopharmaceutical industry, we believe he is able to make valuable contributions to our Board of Directors.
Steven C. Gilman, Ph.D., joined our Board on February 25, 2015. Prior to his retirement in April 2019, Dr. Gilman served as the Chairman of the board of directors and President and Chief Executive Officer of ContraFect Corporation (Nasdaq: CFRX), a publicly-traded biotechnology company, since May 2015. He previously served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a publicly-traded biopharmaceutical company, until its acquisition by Merck & Co in January 2015. Prior to joining Cubist, Dr. Gilman served as chairman of the board of directors and CEO of ActivBiotics from March 2004 to October 2007. Prior to ActivBiotics, Dr. Gilman worked at Millennium Pharmaceuticals, Inc., from October 2000 to March 2004 where he held a number of senior leadership roles including Vice President and General Manager, Inflammation. Prior to Millennium, he was Group Director at Pfizer Global Research and Development. He has also held scientific, business and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School and Connecticut College. Dr. Gilman currently serves on the board of directors of Vericel Corporation (Nasdaq: VCEL), Akebia Therapeutics, Inc. (Nasdaq: AKBA), Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA) and ContraFect Corporation (Nasdaq: CFRX), and previously served on the board of directors of Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX). Dr. Gilman received his Ph.D. and MS degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinical and Research Foundation and received a B.A. in microbiology from Miami University of Ohio. Because of Dr. Gilman’s extensive experience in the research and development of novel compounds, including anti-infectives that address highly drug resistant and invasive pathogens, we believe he is able to make valuable contributions to our Board.
Ann F. Hanham, Ph.D., has served as a member of our Board since December 2008. Prior to becoming a Founding Partner and Managing Director of BAR Capital Management, a privately-held life-sciences venture capital fund, in December 2013, she was a General Partner with Burrill & Company, a life sciences venture capital firm from 2000 to 2013. From 1998 to 2000, Dr. Hanham was a co-founder and Vice President of Clinical & Regulatory Affairs at InterMune, Inc. From 1995 to 1998, she served as the Senior Director for Oncology Product Development at Otsuka Pharmaceuticals and from 1991 to 1995 as the Medical Director for Celtrix Pharmaceuticals. From 1988 to 1991, Dr. Hanham worked for Becton Dickinson in both regulatory and clinical affairs for the monoclonal antibody program, and from 1984 to 1988 as a regulatory toxicologist with the Health Protection Branch of Health and Welfare Canada. She serves as a member of the board of directors of HTG Molecular Diagnostics Inc. (Nasdaq: HTGM) and previously served as a member of the boards of directors of Acusphere Inc. (OTCMKTS: ACUS), Biomimetic Therapeutics Inc. (Nasdaq: BMTI), Biotie Therapies Corp. (Nordic List: BTH1V), Immunicon Corp. (Nasdaq: IMMC), Targacept Inc. (Nasdaq: TRGT), TLC (GreTai Sec M: 1452:TT) and Endocyte, Inc. (Nasdaq: ECYT). Dr. Hanham holds a Ph.D. from the University of British Columbia, an MSc from Simon Fraser University, and a BSc from the University of Toronto. She was also Board Certified in Toxicology in 1986. Because of Dr. Hanham’s extensive clinical and regulatory experience, as well as her extensive experience in working with development stage biotechnology companies, we believe she is able to make valuable contributions to our Board.
David Hastings joined our Board on September 24, 2015. Mr. Hastings has served as the Chief Financial Officer at Arbutus Biopharma Corp. (Nasdaq: ABUS), a publicly-traded biopharmaceutical company, since June 2018. He has served as a member of the board of directors since January 2018 and has served as chairman of the audit committee of VBL Therapeutics (Nasdaq: VBLT) since April 2018 and as a member of the board of directors since April 2018 and chairman of the audit committee since September 2018 of Entasis Therapeutics Inc. (Nasdaq: ETTX). From February 2015 to June 2017, Mr. Hastings served as the Senior Vice President and Chief Financial Officer of Unilife Corporation, a publicly-traded medical technology company, and from July 2016 to June 2017, Mr. Hastings also served as Unilife’s Chief Accounting Officer and Treasurer. Prior to joining Unilife, Mr. Hastings served as Executive Vice President and Chief Financial Officer at Incyte

Corporation, a publicly-traded biopharmaceutical company, from October 2003 to October 2014. From February 2000 to September 2003, Mr. Hastings served as Vice President, Chief Financial Officer and Treasurer of ArQule, Inc. Mr. Hastings received his B.A. in Economics at the University of Vermont. Because of Mr. Hastings extensive financial experience, including an executive position as chief financial officer of multiple Nasdaq-listed companies as well as his relationships with institutional investors and investment banks, we believe he is able to make valuable contributions to our Board.
Guy Macdonald has served as a member of our Board since November 2014. Mr. Macdonald has served as a member of the board of directors of Tetraphase Pharmaceuticals, Inc. (Nasdaq: TTPH), a publicly-traded biopharmaceutical company, since January 2008, in addition to serving as its President and Chief Executive Officer from January 2008 to August 2019. From August 2003 until January 2008, Mr. Macdonald served as Executive Vice President of Operations of Idenix Pharmaceuticals, Inc., a biopharmaceutical company. From 1981 to 2003 he served in various positions at Merck & Co., Inc., most recently serving as the Vice President for Anti-Infective and Hospital Products. Mr. Macdonald received an Honors Degree in biochemistry from Dundee University in Dundee, Scotland. Because of Mr. Macdonald’s extensive experience in drug development and commercialization, particularly with anti-infectives, including antifungals, we believe he is able to make valuable contributions to our Board.
Marco Taglietti, M.D., has served as a member of our Board since November 2014 and as our Chief Executive Officer since April 1, 2015. From August 2007 to August 2014 he served as Executive Vice President, Research and Development, and Chief Medical Officer of Forest Laboratories, Inc., a publicly-traded pharmaceutical company, and President of Forest Research Institute, a division of Forest Laboratories, where he was responsible for all research and development activities until August 2014, after Forest Laboratories was acquired by Actavis plc. Prior to joining Forest Laboratories, Inc. in 2007, Dr. Taglietti held the position of Senior Vice President, Head of Global Research and Development, at Stiefel Laboratories, Inc. for three years. He joined Stiefel Laboratories, Inc. after 12 years at Schering-Plough Corporation where he held positions of increasing responsibilities as Vice President, Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology. Dr. Taglietti began his career at Marion Merrell Dow Research Institute. Dr. Taglietti currently serves on the board of directors of BioNJ, Inc. and Delcath System, Inc. (Nasdaq: DCTH), and was previously a director of NephroGenex, Inc. (Nasdaq: NRX). He received his medical degree and board certifications from the University of Pavia in Italy. Because of Dr. Taglietti’s extensive experience in drug development and commercialization, including anti-infectives and antifungals, we believe he is able to make valuable contributions to our Board.
Philippe Tinmouth joined our Board on December 13, 2019. From October 2002 through his retirement in March 2020, Mr. Tinmouth served in various positions at Vertex Pharmaceuticals (Nasdaq: VRTX), a publicly traded biopharmaceutical company, most recently serving as Vice President and Head of Business Development & Alliance Management since July 2013. From 1997 to 2002, Mr. Tinmouth held various positions at Bain & Company, most recently serving as a Senior Manager in the Boston office, where he advised both Fortune 50 pharmaceutical companies and smaller biotechnology companies on growth strategies. Mr. Tinmouth has served as a mentor and advisor to biotech start-ups through both the Harvard Innovation Lab (Harvard iLab) and the Canadian Technology Accelerator. Mr. Tinmouth holds a Master's Degree in Business Administration from Harvard Business School and a Bachelor's Degree with Honors in Mechanical Engineering from Queen's University in Canada. Because of Mr. Tinmouth’s extensive business development, alliance management, and strategic leadership in the biopharmaceutical industry, we believe he is able to make valuable contributions to our Board.
In the last ten years none of our directors were executive officers of a corporation that declared bankruptcy within two years of the director being an executive officer of that corporation other than Mr. Hastings, who was an executive officer of Unilife Corporation when it filed for voluntary bankruptcy in April 2017. There are no family relationships among our directors and executive officers.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Independence of The Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. The Board consults with SCYNEXIS’s counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and SCYNEXIS, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all of the directors during 2019 and currently, other than Dr. Taglietti, our current president and chief executive officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors or nominees for director other than Dr. Taglietti had a material or other disqualifying relationship with SCYNEXIS.
Information Regarding the Board and Its Committees
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information and meeting information for 2019 for each of the Audit, Compensation and Nominating and Corporate Governance Committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Armando Anido		X	X
Steven C. Gilman, Ph.D.	X	X*(2)	X
Ann F. Hanham, Ph.D.	X		X*
David Hastings	X*
Guy Macdonald		X
Patrick Machado(1)		X*	X
Philippe Tinmouth(3)			X
Total meetings in year 2019	5	3	3
*	Chair of the committee.
(1)
Mr. Machado did not stand for re-election at the 2019 Annual Meeting, and consequently ceased to be a member of our Board, Compensation Committee, and Nominating and Corporate Governance Committee in June 2019.

(2)	Dr. Gilman became Chair and a member of the Compensation Committee following Mr. Machado’s departure in June 2019.
(3)	Mr. Tinmouth became a member our Board in December 2019. He also became a member of the Nominating and Corporate Governance Committee in December 2019, replacing Dr. Gilman.
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to SCYNEXIS. Each of these committees has a charter, and the charters for each of these committees are available on our website at www.scynexis.com.
Audit Committee
Our Audit Committee currently consists of Steven C. Gilman, Ph.D., Ann F. Hanham, Ph.D., and David Hastings, each of whom satisfies the independence requirements under the Nasdaq Global Market listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, or the Exchange Act. Our Board has determined that Mr. Hastings is an “audit committee financial expert” within the meaning of SEC regulations.

Mr. Hastings is the Chair of the Audit Committee. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee has the following responsibilities, among other things, as set forth in the Audit Committee charter:
•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;
•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under the section of our annual report on Form 10-K as filed March 11, 2020, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	considering and approving or disapproving of all related party transactions;
•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;
•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.
Compensation Committee
Our Compensation Committee currently consists of Armando Anido, Steven C. Gilman, Ph.D., and Guy Macdonald, each of whom our Board has determined to be independent under the Nasdaq Global Market listing standards.
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee has the following responsibilities, among other things, as set forth in the Compensation Committee’s charter:
•
determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to the compensation;

•	reviewing and recommending to the full Board the compensation of our non-employee directors;
•	evaluating, adopting and administering the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” if required by SEC rules;
•	preparing the Compensation Committee report if required by the SEC to be included in our annual proxy statement; and
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

Compensation Committee Processes and Procedures
We expect that the Compensation Committee will generally meet four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of SCYNEXIS, and provides that the Compensation Committee may form and delegate authority to subcommittees as appropriate. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of SCYNEXIS, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Radford as an independent compensation consultant. Radford serves as a compensation resource available to the Compensation Committee on an hourly basis. As part of its engagement, Radford was requested by the Compensation Committee to develop a grant value method for equity compensation of employees and directors for consideration by the Compensation Committee and to review the competitiveness of director compensation based on a comparative group of biotechnology and pharmaceutical companies. Radford was also requested by the Compensation Committee to review compensation of senior executives in comparison with other biotech companies to advise the Compensation Committee on compensation benchmarking, to review equity guideline recommendations and to assist in developing an overall employee compensation structure for consideration by the Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Armando Anido, Ann F. Hanham, Ph.D., and Philippe Tinmouth, and each of whom our Board has determined to be independent under the Nasdaq Global Market listing standards.
Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:
•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;
•	reviewing and recommending to our Board any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
In considering whether to recommend any candidates for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers the candidate’s ability to read and understand financial statements, age, personal integrity and ethics, relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated experience in his or her field, ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the company’s stockholders. In addition, when conducting its assessment, the Nominating and Corporate Governance Committee considers any criteria for director qualifications set by the Board, as well as diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the company to maintain a balance of knowledge, experience and capability. When considering diversity, the Board and Nominating and Corporate Governance Committee views “diversity” as diversity of experience and expertise. The Board and Nominating and Corporate Governance Committee believe that having a Board diverse in experience and expertise enables the Board, as a body, to have the broad range of requisite expertise and experience to guide the company and management and to fulfill its role of oversight and stewardship. However, neither the Board nor the Nominating and Corporate Governance Committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee should be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee has engaged a professional search firm several times, including in 2019, and that firm has performed a recruiting function by compiling lists of potential candidates, evaluating and interviewing the most appropriate candidates, and presenting to the Nominating and Corporate Governance Committee the most qualified. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then recommends a nominee to the Board by majority vote.
To date, the Nominating and Corporate Governance Committee has not received a timely recommended director nominee from a stockholder or stockholders holding more than 5% of our voting stock.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders who demonstrate, by written documentation, satisfactory to the Nominating and Corporate Governance Committee, that such stockholders hold outstanding shares of the company. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302 no earlier than 120 days before, nor later than 90 days before, the first anniversary of the previous year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board Leadership Structure
The Board’s leadership structure is a separate Chairman of the Board and Chief Executive Officer. Mr. Guy Macdonald was appointed as our Chairman in June 2015. The Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of

SCYNEXIS, and is appropriate for SCYNEXIS. In addition, the Board believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the company and its stockholders. As a result, the Board believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
The Board has an active role, as a whole and also at the committee level, in overseeing management of the company’s risks. The Board regularly reviews information regarding the company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and the company’s independent registered public accounting firm, as appropriate, the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
Compensation Policies and Practices as They Relate to Risk Management
With the help of the Compensation Committee’s independent compensation consulting firm, Radford, the Compensation Committee has reviewed the company’s compensation policies and practices as they relate to risk management for all employees, including executive officers. Following such review, the Compensation Committee determined that risks arising from the company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.
Meetings of the Board
The Board met four times in 2019. All directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members in 2019.
As required under applicable Nasdaq listing standards, in fiscal year 2019, SCYNEXIS’s independent directors met in regularly scheduled executive sessions at which only independent directors were present.
Stockholder Communications with the Board
SCYNEXIS’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed as follows: Eric Francois, Chief Financial Officer, SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or via email to eric.francois@scynexis.com. The communications will be reviewed by the Chief Financial Officer. The Chief Financial Officer will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer shall discard the communication.
Code of Business Conduct and Ethics
SCYNEXIS has adopted the SCYNEXIS, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website, which is www.scynexis.com, and available in print to any stockholder who requests it. Requests for printed copies of the Code of Business Conduct and Ethics can be made by writing to Attn: Corporate Secretary, SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If SCYNEXIS makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, SCYNEXIS will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited SCYNEXIS’s financial statements since fiscal year 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither SCYNEXIS’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as SCYNEXIS’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SCYNEXIS and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019, and December 31, 2018, by Deloitte & Touche LLP, SCYNEXIS’s independent registered public accounting firm (in thousands).
	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$749	$541
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2	2
Total Fees	$751	$543
(1)
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the Securities and Exchange Commission, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Annual license fee for access to an accounting research software application.
All fees described above were approved by the Audit Committee.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD*
During 2019, three independent, non-employee directors served on the Audit Committee: Steven C. Gilman, Ph.D., Ann F. Hanham, Ph.D., and David Hastings.
Management is responsible for SCYNEXIS’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of SCYNEXIS’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that SCYNEXIS’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring Deloitte & Touche LLP’s auditing process on behalf of the Board of Directors.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2019, with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in SCYNEXIS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
AUDIT COMMITTEE

David Hastings (Chairman)
Ann F. Hanham, Ph.D.
Steven C. Gilman, Ph.D.
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of SCYNEXIS under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, SCYNEXIS’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the named executive officers (those executive officers appearing in the “Summary Compensation Table” below), or “NEOs,” commonly referred to as a “say-on-pay vote,” as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of SCYNEXIS’s NEOs and the compensation philosophy, policies and practices described in this proxy statement. The compensation of SCYNEXIS’s NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.
Before you vote on this proposal, we urge you to read the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth in this Proxy Statement. As we describe in these disclosures, our compensation philosophy strives to align the interests of our employees and board members with those of our stockholders. As part of this philosophy, we emphasize equity over cash compensation. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive.
Accordingly, our Board of Directors is asking stockholders to indicate their support for the compensation of SCYNEXIS’s named executive officers by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to SCYNEXIS’S named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
This is an advisory vote and the results will not be binding; however, we, our Board of Directors, and the Compensation Committee value the views of our stockholders and intend to consider the outcome of this vote when making future compensation decisions of our NEOs and on our executive compensation principles, policies, and procedures and will evaluate whether any actions are necessary to address the stockholders’ concerns.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES
Under the Dodd-Frank Act and Section 14A of the Exchange Act, every six calendar years stockholders are entitled to vote, on an advisory basis, whether say-on-pay votes should occur every year, every two years or every three years.
Our Board of Directors has determined that holding an advisory vote on executive compensation every “1 YEAR” is the most appropriate policy for SCYNEXIS at this time. Holding an annual say-on-pay vote is a meaningful and effective way to gather feedback from stockholders on SCYNEXIS’s compensation principles, policies, and procedures. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years.
The option among the choices of every year, every two years or every three years, that receives the votes of the holders of a majority of shares present in person or represented by proxy and voting on this proposal at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. If no frequency receives votes from a majority of the shares voting on this proposal, no preferred frequency will have been approved by the stockholders.
Our Board of Directors and the Compensation Committee value the views of our stockholders in this matter and intend to hold say-on-pay votes in the future in accordance with the frequency that receives the most stockholder support. However, because this is an advisory vote and the results will not be binding, the Board of Directors may decide that it is in the best interests of the stockholders that SCYNEXIS hold an advisory vote on named executive officer compensation more or less frequently than the option preferred by the stockholders.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF “ONE YEAR” FOR THIS PROPOSAL 4.

PROPOSAL 5

AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED, TO PROVIDE A FEDERAL FORUM SELECTION PROVISION
Currently, our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, does not include a federal forum selection provision. In response to a recent decision in the Delaware Supreme Court validating federal forum selection provisions, the Board of Directors reviewed the provision from a legal and policy perspective. In light of this Delaware Supreme Court decision, our Board of Directors has determined that it is in the best interests of SCYNEXIS and its investors to seek to include a federal forum selection provision in our Certificate of Incorporation.
We are seeking stockholder approval to amend our Certificate of Incorporation to add a new Article VIII to provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended. In other words, we are seeking to include a federal forum selection provision.
Effect of the Amendment
Having the federal forum selection provision allows for (i) the consolidation of multi-jurisdiction litigation, (ii) avoidance of state court forum shopping and (iii) provides efficiencies in managing the procedural aspects of securities litigation. Given these considerations, the Board has determined that it is in the best interests of SCYNEXIS and its stockholders that the Certificate of Incorporation be amended to include this federal forum selection provision. There is, however, uncertainty as to whether a court would enforce this provision.
Although we are seeking approval of this provision for the reasons cited above, if this provision is approved and implemented, the effects of this amendment may include, but are not limited to, that this provision could discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable.
Language of Proposed Amendment
If approved, the amendment would enable us to amend our Certificate of Incorporation by adding a new Article VIII to read as follows:
“VIII
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII.”
Required Vote and Board of Directors Recommendation
The affirmative vote of at least majority of the issued and outstanding shares of our common stock is required to approve the amendment to the Certificate of Incorporation as described above.
If our stockholders approve the proposed amendment to the Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware of a certificate setting forth the amendment, which we anticipate doing as soon as practicable following stockholder approval.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND DECREASE THE NUMBER OF AUTHORIZED SHARES
General
In May, 2020, our Board of Directors, following the recommendation of management, adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to amend the SCYNEXIS, Inc. Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding common stock at a 1-for-10 ratio (the “Reverse Stock Split”) and to decrease the number of authorized shares of our common stock to 100,000,000.
By approving this proposal, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which each ten outstanding shares would be combined, converted and changed into one share of our common stock, and authorize our Board to file such amendment with the Secretary of State of the State of Delaware. The Board, however, in its discretion may also elect not to effect the Reverse Stock Split even if approved by our stockholders. The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock, and the continued listing requirements of the Nasdaq Global Market.
The proposed amendment also provides that the number of authorized shares of our common stock will be decreased from 250,000,000 to 100,000,000. Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio of 1-for-10, the proposed amendment would result in an increase in the ratio of the number of authorized and unissued shares of our common stock to the number of outstanding shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Effects of the Potential Reverse Stock Split” below.
Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.001 per share.
The amendment would be accomplished by amending Article IV, Section A, of our Certificate of Incorporation to read in its entirety as follows:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 105,000,000 shares. 100,000,000 shares shall be Common Stock, each having a par value of $0.001. 5,000,000 shares shall be Preferred Stock, each having a par value of $0.001. Effective as of 12:01 a.m. Eastern time, on the date immediately following the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten (10) shares of the Corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock (the “Reverse Stock Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the Reverse Stock Split but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Market (or such other principal market upon which its Common Stock is traded) on the last business day before the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”
Purpose and Background of the Reverse Stock Split
The Board and management believe that the Reverse Stock Split may be desirable for several reasons, primarily because it could improve the marketability and perception of the common stock and allow us to regain and/or remain in compliance with Nasdaq listing requirements. In particular, we believe that the anticipated increased stock price resulting from the Reverse Stock Split could: 1) improve the marketability of the common stock among both institutional and individual investors; 2) improve the perception of our company among prospective investors, employees and partners; and 3) remove concerns about compliance with listing requirements, all of which could ultimately put our company and our stockholders in a better position to benefit from the milestones we anticipate reaching in the near, medium, and long term.
The Board and our management believe that the current low market price of the common stock has had a negative effect on its marketability for several reasons. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Similarly, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Relatedly, to the extent that the current low market price for the common stock has a negative impact on the perception of SCYNEXIS, not only could the marketability of the common stock be negatively affected, but also our ability to attract key employees and partners. We anticipate that the Reverse Stock Split will result in a higher market price for the common stock, which may help to alleviate some of these problems.
In addition, our common stock trades on the Nasdaq Global Market. On April 21, 2020, we received a letter from the listing qualifications department of the Nasdaq Stock Market notifying us that for the prior 30 consecutive days the bid price of our common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq. The Reverse Stock Split would, we believe, allow us to regain compliance with this Nasdaq requirement (if we had not already regained compliance at the time of effecting the Reverse Stock Split). While there is ample time to potentially regain compliance through stock price appreciation (we initially have until December 28, 2020, and we believe we would qualify for an additional 180-days, if needed), we believe it may in the best interest of SCYNEXIS and its stockholders to effect the Reverse Stock Split even if we have already regained compliance through stock price appreciation, as doing so could both greatly reduce the risk of noncompliance in the future and improve the marketability and perception of the common stock.
Board Discretion to Implement the Potential Reverse Stock Split in the Future
If the Reverse Stock Split is approved by the stockholders of SCYNEXIS at the Annual Meeting, it will be effected, if at all, only upon a subsequent determination by the Board to effect the approved Reverse Stock Split and resulting reduction in the authorized number of shares of our common stock. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect on the market price of the common stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the proposed Reverse Stock Split and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the Reverse Stock Split, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the Reverse Stock Split before the date 12 months from the Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.
Effects of the Potential Reverse Stock Split
After the Reverse Stock Split, if implemented in the future, each stockholder would own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of the SCYNEXIS stockholders uniformly and will not affect any stockholder’s percentage ownership in SCYNEXIS, except to the extent that the Reverse Stock Split results in any of the SCYNEXIS stockholders owning a fractional share as described below. The number of stockholders of record would not be affected by the Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed Reverse Stock Split. In addition, after the Reverse Stock Split, if implemented in the future, the number of shares of our common stock that may be purchased pursuant to the exercise of each warrant or option to purchase our common stock outstanding would be reduced by the same ratio, and the exercise price would be increased such that the aggregate exercise price of such warrant or option would remain unchanged. Similarly, the number of shares of our common stock that may be acquired upon vesting of an outstanding restricted stock unit or upon conversion of convertible debt would be reduced by the same ratio.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock after the Reverse Stock Split. The number of outstanding shares of common stock, and the number of shares reserved for issuance pursuant to warrants, options, conversion of convertible debt, or other rights to purchase or acquire shares of our common stock, would be decreased significantly by the Reverse Stock Split, but the number of authorized shares of common stock would not decrease in the same proportion.
As stated above, the Reverse Stock Split reduces the number of authorized shares of common stock, but not fully in proportion to the number of shares of common stock outstanding or reserved for issuance pursuant to warrants, options, conversion of convertible debt, or other rights to purchase or acquire shares of our common stock. Based on the 98,587,061 shares of common stock outstanding, and 98,662,550 shares of common stock reserved for issuance pursuant to warrants, options, conversion of convertible debt, or other rights to purchase or acquire shares of our common stock, on May 1, 2020, and the 250,000,000 shares of common stock that are authorized under the Certificate of Incorporation, the Reverse Stock Split would have the effect of decreasing the number of outstanding shares of common stock to 9,858,706, decreasing the number of shares of common stock reserved for issuance pursuant to warrants, options, conversion of convertible debt, or other rights to purchase or acquire shares of our common stock to 9,866,255 , and reducing the number of authorized shares of common stock to 100,000,000, thereby increasing the number of authorized but unissued and unreserved shares of common stock from 52,750,389 to 80,275,039 and increasing the proportion that number of authorized but unissued and unreserved shares bears to the authorized number of shares from approximately 21.1% to approximately 80.3%.
We believe that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs and (iii) in connection with expanding our business through acquisitions of companies or assets. We have no current plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the Reverse Stock Split. Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions.
The additional common stock that would be available for issuance following the Reverse Stock Split would have rights identical to the currently outstanding shares of our common stock. Approval of the Reverse Stock Split would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding if such additional authorized shares are issued, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of the Reverse Stock Split could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, applicable law, regulatory agencies or the rules of Nasdaq. Under our Certificate of Incorporation, stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in SCYNEXIS.
The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if the Reverse Stock Split is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the approval of the Reverse Stock Splits has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our common stock that will become available for issuance as an anti-takeover measure, stockholders should nevertheless be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. The following table contains approximate information relating to the common stock under the proposed amendment based on share information as of May 1, 2020:
	Pre-Reverse Stock Split	Post Reverse Stock Split
Authorized	250,000,000	100,000,000
Outstanding	98,587,061	9,858,706
Reserved for future issuance pursuant to employee equity plans	10,842,970	1,084,297
Reserved for future issuance pursuant to convertible debt and warrants	87,819,580	8,781,958
Authorized but unissued and unreserved	52,750,389	80,275,039
No fractional shares of common stock would be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained more fully below.
If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in SCYNEXIS.
The common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SCYNEXIS is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, the common stock would continue to be reported on the Nasdaq Global Market under the symbol “SCYX” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).
Stockholders should note that the effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is limited. In particular, there is no assurance that the common stock, after the Reverse Stock Split, will trade at a price per share of ten times the price per share of the common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.
Effective Date of the Potential Reverse Stock Split
If the proposed Reverse Stock Split is approved at the Annual Meeting and the Board of Directors elects to proceed with the Reverse Stock Split, the Reverse Stock Split would become effective at 12:01 a.m. on the date immediately following the date of filing (the “Effective Date”) of the applicable Certificate of Amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the 1-for-10 ratio set forth in this Proposal. If the Board fails to implement the Reverse Stock Split before the 2021 Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates
Shortly after the Effective Date, each holder of record of an outstanding certificate theretofore representing shares of common stock will receive from the SCYNEXIS exchange agent (the “Exchange Agent”) for the Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Reverse Stock Split represented shares of common stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates, registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Reverse Stock Split represented any shares of common stock shall be deemed at and after the Reverse Stock Split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Reverse Stock Split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to SCYNEXIS any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of SCYNEXIS that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.
For shares held in uncertificated “book entry” form, the adjustment will be made automatically by the Exchange Agent.
No Appraisal Rights
Under Delaware law, stockholders of SCYNEXIS would not be entitled to dissenter’s or appraisal rights with respect to an Reverse Stock Split.
Cash Payment In Lieu Of Fractional Shares
No fractional shares of common stock would be issued if the Reverse Stock Split is implemented. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, SCYNEXIS shall pay cash equal to such fraction multiplied by the closing sales price of the common stock on the Nasdaq Global Market on the Effective Date. Upon stockholder approval of the Reverse Stock Split, if the Board elects to implement the Reverse Stock Split, stockholders owning less than ten shares of common stock prior to the Reverse Stock Split would be eliminated.
Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following discussion summarizes the material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of SCYNEXIS common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings, court decisions and other legal authorities, each as in effect as of the date of this proposal and all of which are subject to change or different interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences the stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service (“IRS”) or an opinion of legal or tax counsel has been or will be requested in connection with the Reverse Stock Split. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This discussion does not address all

U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who are not U.S. Holders (as defined above), (iii) who are subject to the alternative minimum tax or Medicare contribution tax provisions of the Code; (iv) who acquired their pre-reverse split shares in connection with employee stock options or other compensatory transactions; (v) who hold their pre-reverse split shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (vi) who are partnerships or other entities or arrangements classified as partnerships or disregarded entities for U.S. federal income tax purposes, or investors in such entities; (vii) who do not hold their pre-reverse split shares and post-reverse split shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (viii) who hold their shares through individual retirement or other tax-deferred accounts; (ix) whose pre-reverse split shares constitute qualified small business stock with the meaning of Section 1202 of the Code or Section 1244 stock for purposes of Section 1244 of the Code; (x) who acquired their pre-reverse split shares in a transaction subject to the gain rollover provisions of Section 1045 of the Code; or (xi) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address any tax consequences of the Reverse Stock Split other than certain U.S. federal income tax consequences, including the tax consequences of the Reverse Stock Split under state, local and foreign tax laws, or under estate, gift, excise or other non-income tax laws, or the tax consequences to holders of options, warrants or similar rights to acquire SCYNEXIS common stock. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.
For purposes of this discussion, a U.S. Holder means a beneficial owner of SCYNEXIS common stock who is any of the following: (i) an individual who is a citizen or resident of the United States or someone treated as a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.
No gain or loss will be recognized by SCYNEXIS as a result of the Reverse Stock Split. The federal income tax consequences of the Reverse Stock Split will vary depending on whether a stockholder receives solely a reduced number of shares in the Reverse Stock Split or receives cash for fractional shares. A SCYNEXIS stockholder who receives solely a reduced number of shares of common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A SCYNEXIS stockholder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and (ii) the cash received for such fractional shares. A SCYNEXIS stockholder’s aggregate tax basis in its post-reverse split shares, will be equal to the aggregate tax basis of such stockholder’s pre-reverse split shares exchanged therefor decreased by the amount of any basis allocated to any fractional share interest for which cash is received. The holding period of SCYNEXIS post-reverse split shares received in the Reverse Stock Split will include the holding period of the pre-reverse split shares exchanged. For purposes of the discussion of the basis and holding periods for shares of SCYNEXIS stock, stockholders who acquired different blocks of SCYNEXIS stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. Any gain or loss recognized by an SCYNEXIS stockholder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of SCYNEXIS stock exchanged is more than one year. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.
U.S. HOLDERS OF SCYNEXIS COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Required Vote
The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the record date will be required to approve this Proposal 6. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information regarding our executive officers as of April 1, 2020:
Name	Age	Position
Marco Taglietti, M.D.	60	Chief Executive Officer and Director
Eric Francois	45	Chief Financial Officer
David Angulo, M.D.	56	Chief Medical Officer
Scott Sukenick	42	General Counsel
Dr. Taglietti’s biography is included above under “Proposal 1 – Election of Directors.”
Eric Francois has served as our Chief Financial Officer since November 2015. He previously served as co-founder and Chief Operating Officer of Topi, Inc., a technology startup, from July 2013 to October 2015, where he was responsible for all marketing, commercial and financial activities and helped grow the company from inception to over 250 clients worldwide. Previously, Mr. Francois served from September 2007 to July 2013 as a Director in the Equity Capital Markets Group at Lazard Ltd where he led capital raisings and advisory assignments for healthcare and biotechnology companies. He started his career in September 2000 at Cowen and Company in the Equity Capital Markets and Convertible Debt Groups. Mr. Francois holds a B.A. in Economics and Business Administration and a M.A. in Marketing from Pantheon-Sorbonne University, France.
David Angulo, M.D., has served as our Chief Medical Officer since June 2015. From October 2010 to May 2015 he served as Vice President, Research and Development of Brickell Biotech, Inc. a privately-held pharmaceutical company, where he was responsible for defining and executing the overall drug development strategy for all products. Prior to joining Brickell, Dr. Angulo held various senior positions at Stiefel Laboratories, Inc., a GSK company, including head of the clinical and medical departments from April 2006 to October 2010. From 1998 to 2006, Dr. Angulo was also responsible for several development programs in the anti-infective area at Schering-Plough Research Institute and was an infectious disease physician in a pediatric hospital. He received his medical degree from the Universidad de Guadalajara, Mexico, and has post-graduate degrees in pediatrics and infectious diseases.
Scott Sukenick has served as our General Counsel since November 2017. Prior to joining SCYNEXIS, Mr. Sukenick was a Senior Associate at the law firm Cooley LLP from October 2012 to November 2017, where he focused on life sciences litigation and strategic intellectual property management. From September 2010 to October 2012, he worked at Patterson Belknap Webb & Tyler LLP, where he primarily represented pharmaceutical and medical device companies in patent litigation. He started his career and worked at Simpson Thacher & Bartlett LLP from September 2006 to September 2010, where his practice focused on complex commercial litigation and intellectual property transactional matters. Mr. Sukenick is a registered patent attorney. He obtained a B.S. in Biology and a B.A. in Chemistry from Duke University and a J.D. from Harvard University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2020, by the following:
•	each of our directors and named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 97,417,224 shares outstanding on March 1, 2020 adjusted as required by rules promulgated by the SEC.
Name of Beneficial Owner	Number of Shares That Can be Acquired w/in 60 Days of March 1, 2020(1)	Number of Shares Beneficially Owned	Percentage Total
5% Stockholders:
Caxton Corporation(2)	—	7,936,111(2)	8.15%
Federated Hermes, Inc.(3)	—	18,610,412(3)	19.10%
Puissance Life Science Opportunities Fund VI(4)	10,812,109	10,812,109(4)	9.99%
Armistice Capital, LLC(5)	—	6,222,778(5)	6.39%
Decheng Capital China Life Sciences USD Fund III, L.P.(6)	—	5,555,556(6)	5.70%
Named Executive Officers and Directors:
Marco Taglietti, M.D.	1,538,728	2,233,410	2.26%
Eric Francois	351,807	402,177	*
David Angulo, M.D.	495,613	646,146	*
Armando Anido	29,167	29,167	*
Steven C. Gilman, Ph.D.	96,687	96,687	*
Ann F. Hanham, Ph.D.	85,331	89,556	*
David Hastings	82,813	114,647	*
Guy Macdonald	253,829	293,829	*
Philippe Tinmouth	—	—	—
All executive officers and directors as a group (10 persons)(7)	3,084,888	4,080,653	4.06%
*	Less than 1% of the outstanding shares of common stock.
(1)	Reflects shares that may be acquired within 60 days of March 1, 2020, pursuant to the exercise of stock options or warrants or conversion of convertible notes.
(2)
Based on a Schedule 13G filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019. Each of Caxton Corporation, CDK Associates, L.L.C., and Bruce S. Kovner have shared voting and dispositive power with respect to these shares. The address for these entities is 731 Alexander Road, Building 2, Suite 500, Princeton, New Jersey 08540.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020, reporting beneficial ownership as of December 31, 2019. All of the outstanding voting stock of Federated Hermes, Inc. (“Federated”) is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees have the collective voting control that they exercise over Federated, and each of Federated and the Trust have sole voting and investment power over the shares reflected in the table, and each of the Trustees have shared voting and investment power over the shares reflected in the table. Federated, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares reflected in the table. The address for Federated, the Trust and the Trustees is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(4)
Reflects the maximum permitted ownership percentage (9.99%) upon conversion of the convertible notes pursuant to the Note Purchase Agreement as disclosed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K as filed on March 11, 2020. The address for Puissance Life Science Opportunities Fund VI is 950 Third Avenue, 25th Floor, New York, New York 10022. Each of Puissance Life Science Opportunities Fund VI (“Fund VI”), Puissance Capital Fund (GP) LLC (the managing member of Fund VI, “Puissance GP”), Puissance Capital Management LP (the investment manager of Fund VI, “Puissance Capital Management”), Puissance Capital Management (GP) LLC (the general partner to “Puissance Capital Management GP”) and Theodore

Wang (the managing member of both Puissance GP and Puissance Capital Management GP, and collectively with the other entities, “Puissance Entities”), has shared voting and investment power with respect to these shares. Each Puissance Entity disclaims beneficial ownership of the Securities except to the extent of that person's pecuniary interest therein. The address for Puissance Entities is 950 Third Avenue, 25th Floor, New York, New York 10022.
(5)
Based on a Schedule 13G filed with the SEC on December 20, 2019, reporting beneficial ownership as of December 10, 2019. Each of Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd have shared voting and investment power with respect to these shares. The address for Armistice Capital, LLC and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022, and the address for Armistice Capital Master Fund Ltd. is c/o dms Corporate Services Ltd., 20 Genesis Close P.O. Box 314, Grand Cayman KY1-1104, Cayman Islands.

(6)
Based on a Schedule 13G filed with the SEC on December 23, 2019, reporting beneficial ownership as of December 11, 2019. Each of Decheng Capital China Life Sciences USD Fund III, L.P. (“Fund III”), Decheng Capital Management III (Cayman), LLC (“Fund III GP”) and Xiangmin Cui (“Cui”) have shared voting and investment power with respect to these shares. The address for each of these entities is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.

(7)
Consists of shares held by each executive officer (including one executive officer who is not a named executive officer) and director as of March 1, 2020, including the shares described in footnote (1) above.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2019.
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	6,228,254	$2.40	554,774(2)(3)
Equity Compensation Plans not approved by security holders	584,500	$4.35	315,500(4)
Total	6,812,754	$2.58	870,274
(1)
The weighted-average exercise price includes shares issuable upon vesting of outstanding awards of restricted stock units, which have no exercise price. Excluding the shares issuable upon vesting of outstanding awards of restricted stock units, the weighted average exercise price for equity compensation plans approved by securityholders was $2.88, the weighted average exercise price for equity compensation plans not approved by securityholders was $4.54, and the total was $3.06.

(2)
Pursuant to terms of the SCYNEXIS, Inc. 2014 Equity Incentive Plan, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2015, and ending on (and including) January 1, 2024, in an amount equal to 4.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

(3)
As of December 31, 2019, a total of 74,231 shares remained available for future issuance under the SCYNEXIS, Inc. 2014 Employee Stock Purchase Plan (“2014 ESPP”). Pursuant to terms of the 2014 ESPP, the maximum number of common stock shares available under the plan will automatically increase on January 1 of each year for a period of up to ten years, commencing on January 1, 2015, and ending on (and including) January 1, 2024, in an amount equal to the lesser of (i) 0.8% of the total number of shares of capital stock outstanding on December 31 of the preceding fiscal year, and (ii) 29,411 shares of common stock. Notwithstanding the foregoing, the board of directors may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. The number of shares of securities to be issued upon exercise of outstanding options, warrants and rights does not include shares of common stock subject to rights outstanding under the 2014 ESPP as the number of shares to be issued pursuant to these rights is not known as of December 31, 2019.

(4)
Our board of directors adopted the 2015 Inducement Award Plan (“2015 Plan”) on March 26, 2015 and it was amended on June 9, 2019 to increase the share reserve from 450,000 to 900,000 shares of our common stock. The 2015 Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously employees or directors of SCYNEXIS, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with the company within the meaning of Nasdaq Listing Rule 5635(c)(4). If a stock award granted under the 2015 Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan.

EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer and our other two highest paid executive officers during the years ended December 31, 2019 and 2018. We refer to these executive officers as our named executive officers.
Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Marco Taglietti, M.D. President and Chief Executive Officer	2019	542,500	—	597,240	344,720	50,125(2)	1,534,585
	2018	526,666	—	324,450	219,000	44,779	1,114,895
Eric Francois Chief Financial Officer	2019	380,733	172,500	106,650	176,000	48,174(3)	884,057
	2018	369,583	—	129,780	125,000	40,338	664,701
David Angulo, M.D. Chief Medical Officer	2019	436,967	207,000	127,980	201,990	37,169(4)	1,011,106
	2018	424,216	—	173,040	150,000	21,355	768,611
(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards and option awards, as applicable, granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K as filed on March 11, 2020. The table below lists the aggregate number of shares and additional information with respect to the restricted stock unit awards and outstanding option awards held by each of our named executive officers as of December 31, 2019.

(2)
This amount represents group life insurance premiums paid by us in the amount of $1,501, a match of contributions to our 401(k) savings plan of $8,400, healthcare and disability insurance premiums paid by us of $37,224, and expenses paid by us of $3,000.

(3)
This amount represents group life insurance premiums paid by us in the amount of $1,250, a match of contributions to our 401(k) savings plan of $8,400, healthcare and disability insurance premiums paid by us of $36,804, and expenses paid by us of $1,720.

(4)
This amount represents group life insurance premiums paid by us in the amount of $1,352, a match of contributions to our 401(k) savings plan of $8,400, and healthcare and disability insurance premiums paid by us of $27,417.

Our executive officers may receive annual cash performance bonuses based on a percentage of their respective annual salaries upon achievement of weighted performance goals as established by our board of directors or Compensation Committee and agreed to by our executive officers. In prior years these performance bonuses have been disclosed in the summary compensation table as bonuses but, given the increasing structure of the bonus program, we have determined to categorize these payments as nonequity incentive plan compensation.
In February 2019, as part of its annual performance compensation review, the Compensation Committee awarded the following option awards to our named executive officers to purchase the following numbers of shares: Dr. Taglietti, 700,000 shares; Dr. Angulo, 150,000 shares; and Mr. Francois, 125,000 shares. The stock options allow our named executive officers to purchase shares of our common stock at a price equal to $1.38, the fair market value of our common stock on February 15, 2019, the date of grant. The shares subject to these stock options vest in equal monthly installments for 48 months as measured from February 15, 2019, subject to the continued employment of the named executive officer through the respective vesting date. Additionally, in February 2019, the Compensation Committee awarded Dr. Angulo and Mr. Francois restricted stock units to acquire 150,000 shares and 125,000 shares, respectively, as part of the annual performance compensation review. 25% of the shares subject to these restricted stock units vest annually over four years from February 15, 2019, the date of grant. Upon certain regulatory milestones and Compensation Committee approval, the restricted stock unit award will become immediately vested.

Outstanding Equity Awards as of December 31, 2019
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.
	Stock Options				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Restricted Stock Units that have not Vested(4)	Market Value of Non-Vested Restricted Stock Units that have not Vested(4)
Marco Taglietti, M.D.	9,360	—	$10.81	12/1/2024
	1,660	—	$9.96	1/1/2025
	330,000	—(2)	$8.76	3/31/2025
	169,583	15,417(3)	$4.05	3/31/2026
	262,500	97,500(3)	$3.02	1/30/2027
	171,875	203,125(3)	$1.69	2/9/2028
	145,833	554,167(3)	$1.38	2/15/2029

Eric Francois	100,000	—(2)	$6.53	11/1/2025
	18,333	1,667(3)	$4.05	3/31/2026
	72,916	27,084(3)	$3.02	1/30/2027
	68,750	81,250(3)	$1.69	2/9/2028
	26,041	98,959(3)	$1.38	2/15/2029
					125,000	$113,750
David Angulo, M.D.	125,000	—(2)	$8.65	6/3/2025
	64,166	5,834(3)	$4.05	3/31/2026
	102,083	37,917(3)	$3.02	1/30/2027
	91,666	108,334(3)	$1.69	2/9/2028
	31,250	118,750(3)	$1.38	2/15/2029
					150,000	$136,500
(1)
The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on the applicable vesting date.

(2)
25% of the shares subject to this option vested on the one year anniversary of the grant date, and 2.08% of the shares subject to the option vest on each of the next 36 months thereafter, provided the executive continues to provide continuous services to us.

(3)	2.08% of the shares subject to this option vest monthly for 48 months as measured from the date of grant.
(4)
25% of the shares subject to these restricted stock units vest annually over four years. Upon certain regulatory milestones and Compensation Committee approval, the full value of the award is immediately vested. Year-end market price is based on the December 31, 2019 Nasdaq closing price of $0.91.

Employment Agreements
We have entered into an employment agreement with each of our named executive officers. These agreements generally provide for “at will” employment and set forth the terms and conditions of employment of each named executive officer. Each of the executive officers entered into a confidentiality, invention and non-competition agreement with us, which is incorporated by reference in his employment agreement.
Employment agreement with Dr. Taglietti. We entered into an employment agreement with Dr. Taglietti in February 2015 setting forth the terms of Dr. Taglietti’s employment as our Chief Executive Officer. Pursuant to the agreement, Dr. Taglietti was entitled to receive an annual salary of $480,000 (which was subsequently increased to $510,000 for 2017, $530,000 for 2018, $545,000 for 2019, and $561,350 for 2020) and is eligible to receive an annual performance bonus of up to 50% of his base salary (or such higher amount as determined by the Compensation Committee) and certain equity awards. Dr. Taglietti is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below. In April 2016, we and Dr. Taglietti amended the severance provisions of the employment agreement to avoid adverse tax consequences in the event that severance was to be paid.
Employment agreement with Mr. Francois. We entered into an employment agreement with Mr. Francois in November 2015 setting forth the terms of Mr. Francois’s employment as our Chief Financial Officer. Pursuant to the agreement, Mr. Francois will be entitled to receive an annual salary of $350,000 (which was subsequently increased to $360,500 for 2017, $371,400 for 2018, $382,600 for 2019, and $394,080 for 2020) and is eligible to receive an annual performance bonus of up to 35% of his base salary (or such higher amount as determined by the Compensation Committee) and certain equity awards. Mr. Francois is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below.
Employment agreement with Dr. Angulo. We entered into an employment agreement with Dr. Angulo in July 2015 setting forth the terms of Dr. Angulo’s employment as our Chief Medical Officer. Pursuant to the agreement, Dr. Angulo was entitled to receive an annual salary of $390,000 (which was subsequently increased to $413,800 for 2017, $426,300 for 2018, $439,100 for 2019, and $452,280 for 2020) and is eligible to receive an annual performance bonus of up to 35% of his base salary and certain stock options. Dr. Angulo is entitled to certain severance payments and benefits under his employment agreement, subject to executing a release and settlement agreement in a form acceptable to us, as further described below. In April 2016, we and Dr. Angulo amended the severance provisions of the employment agreement to avoid adverse tax consequences in the event that severance was to be paid.
Change in Control Severance Benefits
Dr. Taglietti, Mr. Francois and Dr. Angulo are entitled to certain severance payments and benefits under their respective employment agreements, subject to the applicable executive officer executing a release and settlement agreement in a form acceptable to us.
In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time other than during the twelve month period following a “change in control,” the executive officer is eligible to receive the following payments and benefits:
•
in the case of Mr. Francois and Dr. Angulo, a cash amount equal to six months of the applicable executive officer’s then current base salary, which will be paid over six months, commencing with the first payroll period following the effective date of his release, and in the case of Dr. Taglietti, a cash amount equal to twelve months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;

•
the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated, and any repurchase rights held by us with respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse, with respect to the same number of shares as if the executive officer had continued employment for an additional six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti; and

•
if the executive officer elects COBRA coverage and timely pays his portion of the applicable premiums, payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officer’s termination, until the earlier of (a) six months in the case of Mr. Francois and Dr. Angulo, and twelve months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

In the event of a termination without “just cause” by us or an executive officer’s resignation for “good reason” at any time during the period that is within twelve months following a “change in control,” the executive officer is eligible to receive the following payments and benefits:
•	in the case of Mr. Francois and Dr. Angulo, a cash amount equal to 12 months of the applicable executive officer’s then current base salary, which will be paid over 12 months, commencing with the first payroll period following the effective date of his release and settlement agreement, and in the case of Dr. Taglietti, a cash amount equal to 24 months of his then current base salary, which will be paid out in a lump sum on the 60th day following his termination date;
•
the vesting and exercisability of all outstanding options to purchase our common stock held by the executive officer will be accelerated in full, and any repurchase rights held by us respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse; and

•
payment of the same percentage of the COBRA premiums for continued medical, dental, and vision group health coverage as we paid prior to the executive officer’s termination, until the earlier of (a) 12 months in the case of Mr. Francois and Dr. Angulo, and 24 months in the case of Dr. Taglietti, (b) such time as the executive officer becomes enrolled in the group health insurance plan of another employer or (c) the executive officer becomes entitled to Medicare after the COBRA election.

Each executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive officer constitutes a parachute payment under Section 280G of the Internal Revenue Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Internal Revenue Code, in each case based upon the highest marginal rate for the applicable tax.
For purposes of the agreements described above:
•
“change in control” generally means the occurrence of any of the following: (a) our company being party to any merger, consolidation or other similar transaction that results in our stockholders immediately before the merger, consolidation or other similar transaction owning less than 50% of the equity, or possessing less than 50% of the voting control, of us or the successor entity in the merger, consolidation or similar transaction; (b) any liquidation, dissolution or other sale or disposition of all or substantially all of our assets; or (c) our stockholders sell or otherwise dispose of our capital stock in a single transaction or series of related transactions such that the stockholders immediately before such transaction or related transactions own less than 50% of the equity, and possess less than the voting power, of our capital stock; provided, however, that an initial public offering or subsequent public offering of our common stock does not constitute a “change in control.”

•
“just cause” generally means any of the following: (a) the executive officer’s willful and material breach of his employment agreement and the executive officer’s continued failure to cure such breach to the reasonable satisfaction of our board of directors within thirty days following written notice of such breach from our board of directors; (b) the executive officer’s conviction of, or entry of a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude; (c) the executive officer’s willful commission of an act of fraud, breach of trust or dishonesty, including without limitation embezzlement or an act that results in material damage or harm to our business, financial condition or assets; (d) the executive officer’s intentional damage or destruction of our substantial property; or (e) the executive officer’s breach of the terms of his confidentiality agreement with us.

•
“good reason” generally means any of the following without the executive officer’s express written consent: (a) assignment to, or withdrawal from, the executive officer of any duties or responsibilities that results in a material diminution in the executive officer’s authority, duties or responsibilities as in effect immediately prior to such change; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, including (if applicable) a requirement that the executive officer report to a corporate officer or employee instead of reporting directly to our board of directors; (c) a material reduction by us of the executive officer’s annual base salary; (d) a relocation of the executive officer or our principal executive offices if the executive officer’s principal office is at such offices, to a location more than 60 miles from the location at which the executive officer is then performing his duties; or (e) a material breach by us of any provision of the executive officer’s employment agreement or any other enforceable written agreement between us and the executive officer.

In addition to the amounts presented above, each executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies. In the event that we determine that an executive officer has earned all or a portion of his annual performance bonus, we will pay the executive officer such earned amount within 30 days of the date of our determination.
DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2019. Mr. Tinmouth did not join the board of directors until December 2019.
Name	Fees Earned or Paid in Cash	Option Award(s)(1)	Total
Armando Anido	$42,375	$64,899(5)	$107,274
Steven C. Gilman, Ph.D.	51,750	40,205(4)	91,955
Ann F. Hanham, Ph.D.	50,000	40,205(4)	90,205
David Hastings	50,000	40,205(4)	90,205
Guy Macdonald	68,500	40,205(4)	108,705
Patrick Machado	37,313	7,247(2)(3)	44,560
Philippe Tinmouth	$9,688	$29,568(6)	$39,256
(1)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, as computed in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used in determining such amounts are described in Note 11 to our financial statements included in this Annual Report on Form 10-K. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2019.

(2)
Patrick Machado left the board of directors, Compensation Committee, and Nominating and Corporate Governance Committee on June 18, 2019, and this option award was exercised during 2019 and we received cash proceeds of $12,000. All remaining outstanding options were unexercised and forfeited as of December 31, 2019.

(3)	Includes the aggregate grant date fair value of $7,247 for an option award, exercisable for an aggregate of 22,500 shares of our common stock.
(4)	Includes the grant date fair values of $7,247 and $32,958 for option awards exercisable for 22,500 and 45,000 shares of our common stock, respectively.
(5)	Includes the grant date fair values of $32,958, and $31,941 for options awards exercisable for 45,000, and 70,000 shares of our common stock, respectively.
(6)	Includes the grant date fair value of $29,568 for an option award exercisable for 70,000 shares of our common stock.
Information regarding Dr. Taglietti, our Chief Executive Officer, is set forth under “Executive Compensation” above.
The following table sets forth information regarding the number of shares of our common stock subject to outstanding options held by our non-employee directors as of December 31, 2019.
Name	Number of Shares Subject to Outstanding Options as of December 31, 2019
Armando Anido	115,000
Steven C. Gilman, Ph.D.	141,687
Ann F. Hanham, Ph.D.	130,331
David Hastings	122,488
Guy Macdonald	280,829
Philippe Tinmouth	70,000
Our non-employee directors are compensated in accordance with the following policy:
Each non-employee director receives an annual base cash retainer of $35,000 for such service, to be paid quarterly. In addition, the chairman of the Board receives an additional annual base cash retainer of $28,000, to be paid quarterly.

In addition, each member of a committee receives compensation for service on a committee as follows:
a.
The chairperson of the Audit Committee receives an annual cash retainer of $15,000 for this service, paid quarterly, and each of the other members of the Audit Committee receives an annual cash retainer of $7,500, paid quarterly.

b.
The chairperson of the Compensation Committee receives an annual cash retainer of $11,000 for this service, paid quarterly, and each of the other members of the Compensation Committee receive an annual cash retainer of $5,500, paid quarterly.

c.
The chairperson of the Nominating and Corporate Governance Committee receive an annual cash retainer of $7,500 for this service, paid quarterly, and each of the other members of the Nominating and Corporate Governance Committee receive an annual cash retainer of $3,750, paid quarterly.

The Board has established our non-employee director compensation policy with respect to equity grants to provide that each year on the first business day following the company’s annual meeting of stockholders, each non-employee director will automatically be granted an option to purchase shares of the company’s common stock, which number of shares was 45,000 in 2019 and was increased to 55,000 for 2020. These annual grants will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant and will vest in full on the one-year anniversary of the grant date, provided that the non-employee director is providing continuous services on the applicable vesting date. If a new board member joins the Board, the director will be granted an initial option to purchase shares of the company’s common stock, which number of shares was 70,000 in 2019 and was increased to 85,000 in 2020. Initial option grants to new board members will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant and will vest over three years following the date of grant, with one-third of the options vesting on the first anniversary of the date of grant and the balance vesting equally monthly over the remaining two-year period.
In addition, each non-employee director may elect to receive nonstatutory stock options in lieu of all or a portion of the cash compensation to which the non-employee director would otherwise be entitled to, as described above. Each non-employee director shall make their election prior to the period in which the compensation is to be earned. For each non-employee director electing to receive a nonstatutory stock option in lieu of such cash compensation, the date on which the nonstatutory stock options will be granted will be the date on which the cash compensation would otherwise have been earned, which is generally the first business day of each fiscal quarterly period, and the number of shares underlying such stock option will be determined by (i) dividing the cash compensation that the non-employee director elects to forgo in exchange for such nonstatutory stock options by 0.65, and (ii) dividing the result by the fair market value of a share of common stock on the date of grant. Each nonstatutory stock option granted in lieu of cash compensation pursuant to a non-employee director’s election will be 100% vested on the date of grant. After a non-employee director has elected to receive nonstatutory stock options in lieu of cash compensation, the option grants made to that non-employee director are awarded automatically pursuant to the previously described policy and no further action is required by the company’s Board.
TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
In February 2014, our board of directors adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Related Transactions
Other than compensation arrangements for our directors and named executive officers as described in Item 11 of Part III of this Form 10-K/A, since January 1, 2018, the following are the only transactions with our directors and named executive officers to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, holders of more than 5% of our capital stock, or any affiliate of our directors, executive officers and holders of more than 5% of our capital stock, had or will have a direct or indirect material interest.

Sale of Convertible Notes to Puissance Life Science Opportunities Fund VI in April 2020
On April 9, 2020, we entered into a Senior Convertible Note Purchase Agreement with Puissance, under which we issued and sold to Puissance $10.0 million aggregate principal amount of our 6.0% Convertible Senior Notes due 2026, resulting in $9.3 million in net proceeds after deducting $0.7 million for an advisory fee paid to an advisor affiliated with Puissance and other issuance costs. See footnote 4 to the beneficial ownership table in Item 12 for additional information regarding Puissance and entities affiliated with Puissance. Theodore Wang is the Chief Executive Officer and Chief Investment Officer of Puissance Life Science Opportunities Fund VI, and the Managing Member of Angel Pond Capital LLC, the advisor affiliated with Puissance.
Participation in our December 2019 Public Offering
On December 12, 2019, we completed a public offering (the “December 2019 Public Offering”) of our common stock and warrants pursuant to our effective shelf registration. We sold an aggregate of 38,888,889 shares of our common stock and warrants to purchase up to an aggregate of 38,888,889 shares of our common stock at a public offering price of $0.90 per share and accompanying warrant, and, pursuant to partial exercise of the underwriters’ option, sold additional warrants to purchase up to an aggregate of 5,833,333 shares of our common stock at a public offering price of $0.0010 per warrant. All warrants sold in the December 2019 Public Offering have an exercise price of $1.10 and an expiration date that is the earlier of (i) such date that is six months after we publicly announce the approval from the U.S. Food and Drug Administration for ibrexafungerp for the treatment of vulvovaginal candidiasis and (ii) June 12, 2023. The following directors, executive officers and holders of 5% of our common stock purchased shares of our common stock and warrants in our December 2019 Public Offering at the public offering price:
Name of Director, Executive Officer or 5% Stockholder	Number of Shares	Number of Warrants	Purchase Amount
Marco Taglietti, M.D.	166,667	166,667	$150,000
Federated Investors, Inc.	11,111,112	11,111,112	$10,000,000
Caxton Corporation	3,611,111	3,611,111	$5,000,000
Armistice Capital, LLC	5,277,778	5,277,778	$4,750,000
Decheng Capital China Life Sciences USD Fund III, L.P.	5,555,556	5,555,556	$5,000,000
Sale of Convertible Notes to Puissance Life Science Opportunities Fund VI in March 2019
On March 7, 2019, we entered into a Senior Convertible Note Purchase Agreement with Puissance Life Science Opportunities Fund VI (“Puissance”), under which we issued and sold to Puissance $16.0 million aggregate principal amount of our 6.0% Convertible Senior Noted due 2025, resulting in $14.7 million in net proceeds after deducting $1.3 million for an advisory fee paid to an advisor affiliated with Puissance and other issuance costs. See footnote 4 to the beneficial ownership table in Item 12 for additional information regarding Puissance and entities affiliated with Puissance. Theodore Wang is the Chief Executive Officer and Chief Investment Officer of Puissance Life Science Opportunities Fund VI, and the Managing Member of Angel Pond Capital LLC, the advisor affiliated with Puissance.
Participation in our March 2018 Public Offering
On March 8, 2018, we completed a public offering (the “March 2018 Public Offering”) of our common stock and warrants. We sold an aggregate of 17,751,500 shares of common stock and warrants to purchase up to an aggregate of 21,301,800 shares of our common stock at a public offering price of $1.69 per share. Each share of common stock was accompanied by (a) a warrant to purchase 0.75 of a share at an exercise price is $1.85 per share exercisable for 53 weeks (“Series 1 Warrants”), and (b) a warrant to purchase 0.45 of a share at an exercise price is $2.00 per share exercisable for five years (“Series 2 Warrants”). During the year ended December 31, 2018, there were 115,550 of the Series 1 warrants exercised for total proceeds of $0.2 million and the Series 1 warrants expired on March 14, 2019. The following directors, executive officers and holders of 5% of our common stock purchased shares of our common stock and warrants in our March 2018 Public Offering at the public offering price:
Name of Director, Executive Officer or 5% Stockholder	Number of Shares	Number of Series 1 Warrants	Number of Series 2 Warrants	Purchase Amount
Marco Taglietti, M.D.	100,000	75,000	45,000	$169,000
Eric Francois	5,917	4,437	2,662	$10,000
David Angulo, M.D.	14,790	11,092	6,655	$24,995
Scott Sukenick	2,959	2,219	1,331	$5,001
David Hastings	11,834	8,875	5,325	$19,999
Federated Investors, Inc.	2,660,000	1,995,000	1,197,000	$4,495,400
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.
Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).
If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, for all registered stockholders residing at the same address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, please notify your broker or direct your written request to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or contact Scott Sukenick, General Counsel, at (201) 884-5485. A separate copy of a Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials will then promptly be delivered to you. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or set of Annual Meeting materials, as applicable, at their address and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Scott Sukenick
Scott Sukenick Corporate Secretary and General Counsel
May 29, 2020
A copy of SCYNEXIS’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019, is available on our website, www.scynexis.com. A printed copy is also available without charge upon written request to: Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302.

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**During the Meeting - Go to www.virtualshareholdermeeting.com/SCYX2020**

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01) Armando Anido 02) Steven C. Gilman, Ph.D. 03) Ann F. Hanham, Ph.D. 04) David Hastings 05) Guy Macdonald
06) Marco Taglietti, M.D. 07) Philippe Tinmouth

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**The Board of Directors recommends you vote 1 YEAR on the following proposal:**

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 4. To vote, on an advisory basis, on the frequency of future advisory voting on the compensation paid to SCYNEXIS's named executive officers. | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 5 and 6.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000470148_1 R1.0.1.18

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

**SCYNEXIS, INC.**
**Annual Meeting of Shareholders**
**July 2, 2020 9:30 AM**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Marco Taglietti and Eric Francois, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SCYNEXIS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 09:30 AM, EDT on July 2, 2020, at the www.virtualshareholdermeeting.com/SCYX2020, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000470148_2 R1.0.1.18